Exhibit 99.1

FOR IMMEDIATE RELEASE

Waste Management Hosts 2019 Investor Day in New York City
FOR MORE INFORMATION Waste Management Web site www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Andy Izquierdo 832.710.5287 aizquierdo@wm.com
The Company Outlines Strategy to Accelerate Growth; Reaffirms 2019 Full-Year Guidance, Excluding Acquisition-Related Considerations; and Establishes 2021 Financial Growth Rates

HOUSTON — May 30, 2019 — Waste Management, Inc. (NYSE: WM) will host its Investor Day at the New York Stock Exchange today beginning at 8:30 a.m. EDT to provide an in-depth review of the Company’s long-term vision, growth strategies, capital allocation framework, and operational and financial objectives.  The event will feature presentations and question and answer sessions with every member of the Company’s senior leadership team.

“In recent years, we have extended our leadership position by executing several key strategic initiatives, including attracting top senior-level talent, optimizing our business, investing in technology and strengthening our balance sheet.” said Jim Fish, President and Chief Executive Officer of Waste Management. “Today, Waste Management is better positioned than ever and our team is excited to use our Investor Day as a platform to outline the next phase of our strategy to create shareholder value.  Our plan is grounded in cultivating a purpose-led culture and offering differentiated service through our integrated use of technology and data analytics to provide a better experience for our customers,” added Fish.

Today, the Company reaffirms its 2019 financial outlook, excluding Advanced Disposal Services, Inc. (“Advanced Disposal”) acquisition-related financing costs and revisions in outlook for capital allocated to share repurchases.  The Company will also announce long-term growth targets that reflect confidence in its ability to execute on strategic priorities to grow the business.  These long-term growth targets, which are outlined below, also exclude the expected revenue, earnings and free cash flow contributions expected from the acquisition of Advanced Disposal.

2019 — 2021 LONG-TERM AVERAGE ANNUAL GROWTH TARGETS

•                  Revenue growth in the collection and disposal business of between 4% and 6%.

•                  Adjusted Operating EBITDA growth of between 5% and 7%.(a)

•                  Free Cash Flow growth of between 5% and 7%.(a)

EVENT WEBCAST DETAILS

The live webcast of Waste Management’s Investor Day, including question and answer sessions, will begin at 8:30 a.m. EDT and conclude at approximately 12:30 p.m. The presentations and webcast can be accessed from Waste Management’s Investor Relations website at http://investors.wm.com/events/event-details/2019-investor-day and will be available for replay following the event.

(a)         Adjusted operating EBITDA and free cash flow are non-GAAP measures.  Please see the May 30, 2019 Investor Day presentation, available at the website identified in the prior paragraph, for definitions of these terms and additional information about the Company’s use of non-GAAP measures.  Due to the uncertainty of the likelihood, amount and timing of future items that may impact these measures, the Company is unable to provide a quantitative reconciliation of long-term projected adjusted operating EBITDA growth or long-term projected free cash flow growth to the comparable GAAP measures.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, including all statements about future performance, 2019 financial outlook, achievement of long-term growth targets and the acquisition of Advanced Disposal.  You should view these statements with caution. These statements are not guarantees of future performance, circumstances or events. They are based on the facts and circumstances known to the company as of the date the statements are made. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the period ended March 31, 2019.  The company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

ABOUT WASTE MANAGEMENT

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, the Company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

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